Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 1 to the Registration Statement of WageWorks, Inc. on Form S-1 to be filed on or about March 6, 2013 of our report dated March 5, 2012, on our audits of the financial statements of TransitCenter, Inc. as of December 31, 2011 and 2010 and for each of the years in the two-year period then ended.

We also consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-1.

/s/ EisnerAmper LLP

March 6, 2013

Edison, New Jersey